Exhibit 10.1

RENFUEL K2B AB
SE-102 48, Box 5845
Stockholm, Sweden
RE:    Amendment to Convertible Note Term Sheet
Reference is hereby made to that certain Convertible Note Term Sheet (“Term Sheet”) dated October 11, 2023 by and between COMSTOCK FUELS CORPORATION (“Purchaser”) and RENFUEL K2B AB (“Company”). Capitalized terms used but not defined herein shall have that meaning ascribed to them in the Term Sheet. This letter agreement (“Amendment”), effective as of DECEMBER 22, 2023 (“Effective Date”), shall state the terms and conditions under which Purchaser and Company shall agree to amend the Term Sheet.
1.Formation of Company Subsidiaries. The Company shall form RenFuel K2B Operationer AB (“OPCo”) and RenFuel K2B Skandinavien AB (“SnowCo”).
2.Issuance by SPV of License Agreements to Company Affiliates. SPV shall issue fully-paid license agreements to RenFuel K2B Materials AB (covering exclusive worldwide use in materials), OPCo (covering non-exclusive worldwide use for research, development, technical support, and other ordinary course operations), and SnowCo (covering exclusive use in fuels (“Field of Use”) in Sweden, Norway, Finland and Denmark (“Territory”)). Each license agreement shall include reasonable provisions governing the automatic assignment to SPV of any developments and improvements to intellectual properties owned by SPV.
3.Amendment of Certain Agreements. The Company and Purchaser shall use their respective best efforts to cooperate and negotiate an amendment to that certain License Agreement dated May 24, 2018, by and between the Company and RenFuel K2B Lignolproduktion AB (“JVCo”), and that certain Freedom to Operate Agreement dated May 24, 2018, by and between the Company and Preem Aktiebolag (“Preem”).
4.Option to Acquire JVCo Equity. The Company shall grant Purchaser, as part of the consideration exchanged for the purchase of the Notes, (i) an option to acquire 50.1% of the fully diluted issued and outstanding equity of JVCo from the Company, and (ii) an option to acquire 25.0% of the fully diluted issued and outstanding equity of JVCo from the Company upon execution of agreements for completion of sufficient financing to build the JVCo facility. Purchaser shall additionally have the right, but not the obligation, exercisable in Purchaser’s sole and exclusive discretion, to acquire an additional 24.9% of the fully diluted issued and outstanding equity of JVCo if offered by Preem (either from Preem or from the Company immediately after the Company’s purchase from Preem), after taking account for applicable provisions of the JVCo Shareholder Agreement. SnowCo shall ratify or amend the existing License Agreement with JVCo for use of the Company’s technologies in the Field of Use and the Territory, specifically including esterification of all lignin types with fatty acids through Company technologies for transportation fuels, with a 50:50 royalty split between the Company and Purchaser.
5.Bridge Loan. The Company and Purchaser shall enter into mutually agreeable bridge loan documents on or before January 5, 2024, pursuant to which Company shall issue Purchaser a $250,000 term loan bearing interest at 7% per annum and maturing on February 15, 2024 (“Bridge Loan”) in exchange for $250,000 in cash paid by Purchaser to Company on or before January 5, 2024. The Bridge Loan will be fully satisfied and exchanged for the Note at the Closing under the Term Sheet.
6.Extension of Term. The Completion Date and Closing Date shall be modified to January 15, 2024, and January 31, 2024, respectively. Section 23 of the Term Sheet shall be amended to replace “November 30, 2023” with January 31, 2024.
7.Cost and Expenses. Purchaser shall cover the Company’s commercially reasonable costs and expenses to complete the transactions contemplated by the Term Sheet and this Amendment; provided, however, that the Note shall be grossed up in an amount equal to all such costs and expenses.
8.Full Force and Effect. All other terms and conditions of the Term Sheet shall remain in full force and effect.
9.Authorization. Each party hereby agrees, represents and warrants that it has all requisite power and authority to execute, deliver and perform this Amendment; that this Amendment has been duly and validly executed and delivered and constitutes legal, valid and binding obligations of such party; and, that the execution, delivery and performance by such party of this Agreement and the consummation of the actions contemplated herein have been duly authorized by all necessary action.

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IN WITNESS WHEREOF the parties have duly executed, or caused their duly authorized representative, to execute this Amendment.
Regards,

COMSTOCK FUELS CORPORATION
By:    /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title:    Executive Chairman and Chief Executive Officer

RENFUEL K2B AB
By:    /s/ Sven Lochen
Name: Sven Lochen
Title:    Chief Executive Officer

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